Exhibit 21.1
APAC CUSTOMER SERVICES, INC.
PARENT AND SUBSIDIARIES
APAC Customer Services, Inc.
FEIN 36-2777140
Illinois (state of incorporation)
Prior Corporate Name: APAC Teleservices, Inc.
(name changed to APAC Customer Services, Inc. in 1999)
APAC Customer Services of Iowa, LLC1
FEIN 32-0047230
Illinois (state of organization)
A Pacific Customer Services Phils., Inc 2
Philippines (jurisdiction of organization)

[1]	100% ownership by APAC Customer Services, Inc.

[2]	40% owned by APAC Customer Services, Inc., and 60% owned by certain individual partners of Philippine counsel from Angara Abello Concepcion Regala & Cruz Law Offices (ACCRALAW®)

APAC Customer Services General Partner, Inc. (FEIN 36-4198932) was merged into APAC Customer Services, Inc. effective May 25, 2008.

APAC Customer Services of Illinois, Inc. (FEIN 36-4204566) was merged into APAC Customer Services, Inc. effective May 25, 2008.

ITI Holdings, LLC (FEIN 47-0791858) was cancelled effective May 25, 2008.

APAC Customer Services of Texas, LP (FEIN 36-4199020) was cancelled effective May 25, 2008.

APAC Customer Services, L.L.C. (FEIN 36-4155947) was cancelled on May 23, 2008.